For Immediate Release

               Gales Industries Incorporated Executive Management
                        Converts Debt into Common Shares

                   Demonstrates Ongoing Support and Commitment

BAY SHORE, NY -- January 30, 2007 -- Gales Industries Incorporated (OTCBB: GLDS) (the "Company"), a holding company established to consolidate manufacturers, engineering integrators and specialized service providers to the aerospace/defense industry, today announced that Peter D. Rettaliata and Dario
A. Peragallo, President and Executive Vice President respectively, have agreed to convert $719,772.44 in principal amount of notes plus accrued interest due from the Company into 1,799,431 shares of Gales common stock.

On November 30, 2005, as part of the stock purchase between the Company and Air Industries Machining Corp. ("AIM"), the Company issued notes payable for an aggregate of $1,627,262 to three former AIM shareholders, two of whom have become part of the Company's senior management and are also stockholders in the Company. The notes payable to the two senior management members, Messrs. Rettaliata and Peragallo, aggregated $665,262 and would have matured on November 30, 2010, along with accrued interest. The outstanding principal amount of these notes together with interest accrued thereon has been converted in total at the holders' option into the Company's common stock.

"We appreciate the continued commitment of our senior executives," said Gales Industries' Executive Chairman Michael A. Gales. "They have through this transaction demonstrated their support for and confidence in the future of the Company. As a result of this conversion, the Company has reduced its debt significantly and eliminated interest obligations that had approximated $50,000 per year, thus enhancing and strengthening the Company's balance sheet."

ABOUT GALES INDUSTRIES INCORPORATED

Gales Industries Incorporated (OTCBB: GLDS) is a holding company established to engage in the consolidation of manufacturers, engineering integrators and related service providers to the aerospace/defense and commercial aviation industries. The Company is focused on flight safety and other critical componentry. The Company's first acquisition was of Air Industries Machining Corp., a leading aerospace/defense manufacturer and engineering integrator based in Bay Shore, Long Island, NY. Consolidation opportunities include companies operating within highly synergistic disciplines of manufacturing, technical services and strategic products distribution. The Company's strategy and attendant tactical plan is to execute its consolidation principally amongst Tier III, IV and V aerospace/defense subcontractors. Gales offers a tailored exit strategy or management continuity strategy in exchange for qualified acquisitions, and targets technically superior middle market organizations with revenues of up to $100 million annually. Information on the Company and its products may be found online at www.airindmc.com.

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Certain matters discussed in this press release are 'forward-looking statements'
intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, firm backlog, projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates, projections and forecasts made by management with respect to the Company's critical accounting policies, firm backlog, projected backlog, regulatory delays, government funding and budgets, matters pertaining to potential and pending acquisitions subject to and after closings, and other factors, including results of financial audits and general economic conditions, not within the Company's control. Certain of the Company's forward looking statements, with the projected backlog in particular, are formulated based on management's extensive industry experience and understanding and assessment of industry trends, customer requirements, and related government spending. Projected backlog may be subject to variability and may increase or decrease at any time based on a variety of factors, including but not limited to modifications of previously released orders, acceleration of orders under general purchase agreements, etc. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Jordan M. Darrow
Darrow Associates, Inc.
631-367-1866
jdarrow@darrowir.com

or

Gales Industries Incorporated
Michael A. Gales
631-328-7024
mag@airindmc.com